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                                                                   EXHIBIT 10.22

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

       This Amended and Restated Stockholders Agreement (the "Agreement") is made as of the 20th day of August, 1997 by and among C. Edward McVaney ("McVaney"), Jack L. Thompson ("Thompson"), Robert C. Newman ("Newman" and collectively with McVaney and Thompson, the "Stockholders" and each individually, a "Stockholder") and J.D. Edwards & Company, a Delaware corporation (the "Company," and collectively with the Stockholders, the "Parties").

                                    RECITALS

       A. As of the date hereof, the Stockholders collectively own approximately 77 % of the outstanding shares of Common Stock of the Company (including shares owned by Family Donees, as defined below).

       B. As of the closing date of the Company's underwritten initial public offering, it is expected that the Stockholders collectively will own approximately 64% of the outstanding shares of Common Stock of the Company (including shares owned by Family Donees).

       C. The Parties have previously entered into a Shareholder Agreement dated February 15, 1993, as amended on January 30, 1996 (the "Previous Agreement"), which provides for certain obligations with respect to the voting of the shares of Common Stock owned by the Shareholders and certain restrictions on the transfer of such shares.

       D. The Company has filed a Registration Statement on Form S-1 (Registration No. 33-30701) with the Securities and Exchange Commission in connection with the proposed underwritten initial public offering of certain shares of the Company's Common Stock (the "IPO").

       E. In connection with the IPO, the Parties have determined that it is in the best interest of the Company and the Stockholders to amend and restate the Previous Agreement in its entirety effective as of the closing date of the IPO (the "Effective Date").

                                   AGREEMENT

       NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

    1.1. Definitions. The following terms, as used herein, have the following meanings:

                     (a) "Code" shall mean the Internal Revenue Code of 1986, as amended.
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                     (b)    "Control Stockholder" shall mean any Stockholder
holding at least 5% of the beneficial ownership of the Company, as calculated in accordance with Rule 13d-3 of the Exchange Act of 1934, as amended, and which ownership shall also include shares beneficially owned by a Family Donee.

                     (c) "Fair Market Value" shall mean the average over the five trading days preceding any date for the determination of value of the last reported sales price (or of the bid price if no sales were reported) of the Common Stock on NASDAQ (as defined below), a stock exchange or an over-the-counter market. If price information is available from NASDAQ and one or more stock exchanges or over-the-counter market, then the Fair Market Value shall be calculated based on the trading market or stock exchange with the highest trading volume for the prior five day period. If the Common Stock is not actively traded on NASDAQ, a stock exchange or an over-the-counter market, then Fair Market Value shall be an amount determined in good faith by the Board of Directors.

                     (d) "Family Donee" with respect to a Stockholder shall mean:

                            (i)    Any parent, child, including adopted
children, or sibling of the Stockholder, the spouse of any of the foregoing, or the spouse of the Stockholder;

                            (ii)   Any trust established by the Stockholder, or
any trustee, custodian, fiduciary, or foundation which holds shares of Common Stock of the Company for charitable purposes or the benefit of the Stockholder or any of the persons described in subsection (d)(i) above; or

                            (iii)  Committees, guardians or other legal
representatives of the Stockholder or any of the persons described in subsection (d)(i) above, other than legal representatives who are appointed as a result of the death of the Stockholder or of the person described in subsection (d)(i) above.

                     (e)    "NASDAQ" shall mean the NASDAQ National Market.

                     (f) "Shares" shall mean and include all shares of Common Stock, par value $0.001 per share, of the Company owned by each of the Stockholders, whether presently held or hereafter acquired.

                                   ARTICLE II

                                VOTING AGREEMENT

       2.1.     Voting on Significant Corporate Issues.

                     (a) With respect to the matters set forth in Section 2.1(b), each of Thompson and Newman agrees that he will take such action as may be required so that all Shares owned by him are voted in the same proportion as the votes cast by McVaney with respect to those matters set forth in Section 2.1(b). With respect to matters not covered by Section 2.1(b)
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and Section 2.2, Thompson and Newman shall have no limitation on voting any of their Shares. In accordance with this Section 2.1, McVaney may direct each of Thompson and Newman to appoint McVaney as the proxy for each of them on any matter set forth in Section 2.1(b).

                     (b) The following matters will be voted in accordance with Section 2.1(a):

                            (i)    Any amendment, alteration or repeal of any
provision of the Certificate of Incorporation, as amended or restated, of the Company;

                            (ii)   Any merger, consolidation, combination or
share exchange involving the Company or any subsidiary of the Company, which requires approval by the stockholders of the Company;

                            (iii)  Any sale, lease, assignment, transfer or
other disposition of all or substantially all of the assets of the Company (considered together with its subsidiaries);

                            (iv)   The winding up, dissolution or liquidation
of the Company; or

                            (v)    The voluntary filing of a petition in
bankruptcy for the Company.

       2.2.   Election of Directors.

                     (a) Each Stockholder shall vote all of his Shares for the election of McVaney, Thompson and Newman to the Board of Directors. In the event that any of McVaney, Thompson or Newman declines to serve on the Board of Directors, the non-declining Stockholders shall vote for the election of a director designated in writing by the declining Stockholder (a "Designated Director"), provided that the Designated Director has been unanimously approved in writing in advance by the non-declining Stockholders. In the event that the Designated Director ceases to be a director for any reason before his term expires, the non-declining Stockholders shall vote for the election of another director designated in writing by the declining Stockholder, provided that such newly designated director has been unanimously approved by the non-declining Stockholders.

                     (b) Notwithstanding Section 2.2(a), if any Stockholder ceases to be a Control Stockholder on the record date for the election of directors (a "Non-Control Stockholder"), then:

                            (i)    the remaining Control Stockholders shall be
under no obligation to vote for the election of the Non-Control Stockholder, or his designee, to the Board of Directors; and

                            (ii)   the Non-Control Stockholder shall no longer
have a right to designate a director to be elected to the Board of Directors.
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   2.3.       Agreement to Vote; Best Efforts.  Each Stockholder agrees (i) to use his best efforts to take all actions necessary to act in a manner consistent with the intent of this Agreement in voting his Shares according to
Section 2.1 and in electing persons to be directors in accordance with Section 2.2, and (ii) to take any other necessary or appropriate actions as may be required to give effect to the provisions of this Agreement. Any vote in contravention of this Section 2 shall be null and void.

                                  ARTICLE III

                             RESTRICTIONS ON SHARES


   3.2. Restrictions on Family Donees. A Stockholder may transfer Shares (the "Transferring Stockholder") to a Family Donee, by gift or sale, provided that the Family Donee agrees in writing to take the Shares subject to the voting provisions in Article 2. For all matters to be voted on in Sections 2.1 and 2.2, such transferred Shares shall be deemed to be controlled by the Transferring Stockholder. Prior to any transfer, the Family Donee must agree in writing to appoint the Transferring Stockholder as his or her proxy with respect to any matters set forth in Sections 2.1 and 2.2. All certificates owned by Family Donees shall bear the legend set forth in Section 3.3(b).

   3.3.       Restrictive Legend.

               (a) At the Effective Time, all certificates for Shares owned by the Stockholders shall be delivered to the Company, or to the transfer agent for the Company, as appropriate, for endorsement with the following legend:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND VOTING AS PROVIDED IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT BETWEEN CERTAIN STOCKHOLDERS AND THE COMPANY DATED AUGUST 20, 1997, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND MAY BE INSPECTED THEREAT."

               (b) At the Effective Time, and thereafter, all certificates for Shares owned by a Family Donee shall be delivered to the Company, or to the transfer agent for the Company, as appropriate, for endorsement with the following legend:

   "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING AS PROVIDED IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT BETWEEN
 CERTAIN STOCKHOLDERS AND THE COMPANY DATED AUGUST 20, 1997, A COPY OF WHICH IS
             ON FILE WITH THE COMPANY AND MAY BE INSPECTED THEREAT."
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                                   ARTICLE IV

                    EFFECTIVE TIME OF AGREEMENT; TERMINATION

   4.1. Effective Time of Agreement. This Agreement shall be effective at the Effective Time and shall have no force and effect before such time.

   4.2. Termination of Previous Agreement. The Company and the Stockholders agree that the rights and obligations provided herein set forth the sole and entire agreement on the subject matter hereof among the Company and the Stockholders. At the Effective Time, the Previous Agreement shall be terminated in its entirety and the rights and obligations of the Company and the Stockholders relating to the subject matter thereof shall be superseded and governed by this Agreement.

   4.3. Termination of this Agreement. This Agreement shall terminate upon the first to occur of the following events:

              (a)    The written agreement of the Parties;

              (b) The filing by the Company of a petition in bankruptcy, an order placing the Company in receivership or upon liquidation or dissolution of the Company;

              (c) With respect to any one Stockholder, when such Stockholder is no longer a Control Stockholder;

              (d) McVaney's personal physician certifies, or two physicians licensed to practice medicine in Colorado certify, in writing that McVaney is disable and unable to handle financial affairs or a conservator has been appointed; or

              (f)    One day prior to ten (10) years after the Effective Date.

                                   ARTICLE V

                                 MISCELLANEOUS

   5.1. Maintenance of Copy of this Agreement. A copy of this Agreement, and any amendments hereto, shall be filed with the Secretary of the Company.
So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by any Stockholder or Family Donee at the principal offices of the Company.

   5.2        Governing Law.   This Agreement shall be construed and enforced
in accordance with the internal laws of the State of Colorado.

   5.3. Arbitration. Any dispute or claim arising out of or related to this Agreement, or the interpretation, making performance, breach, validity or termination thereof, shall be finally settled by binding arbitration in Denver, Colorado under the American Arbitration Association
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Commercial Arbitration Rules (the "AAA Rules") by one arbitrator appointed in accordance with the AAA Rules.

       The arbitrator shall apply Colorado law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitrator shall have the power to decide all questions of arbitrability. The arbitration proceedings shall be governed by federal arbitration law and by the AAA Rules, without reference to state arbitration law. At the request of either party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

       The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator.

       The arbitrator shall allocate the costs and fees of the arbitration among the Company and the Stockholders as the arbitrator deems appropriate.

   5.4. Specific Performance. The Parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

   5.5. No Inconsistent Agreements. Each Stockholder agrees that it will not, on or after the date of this Agreement, enter into any agreement or take any action with respect to its Common Stock which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. No Stockholder will grant any proxy or become a party to any voting trust or other agreement, in each case which is inconsistent with or conflicts with this Agreement or otherwise conflicts with the provisions hereof, and no Stockholder will circumvent this Agreement by taking any action that would be prohibited under this Agreement through an affiliate.

   5.6. Stock Changes. The provisions of this Agreement shall apply equally to any share of Common Stock or other securities distributed in respect of shares of Common Stock or issued in exchange therefore pursuant to any reorganization, recapitalization, merger, consolidation or share exchange.

   5.7. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.
Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any right, remedy, obligation, or liability under or by reason of this Agreement, except as expressly provided in this Agreement.
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   5.8.       Notices.  All notices and other communications hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by facsimile, in person, or by overnight courier addressed to the party at the address set forth below (or to such other address as a party shall have furnished in writing in accordance with the provisions of this Section
5.8) with a copy to each of the other parties hereto. Any notice given to a corporate party shall be addressed to the attention of the president of the corporation. Notices to the estate of a Stockholder shall be sufficient if addressed to the Stockholder. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or if sent by overnight courier, upon receipt, if by facsimile, upon confirmation of transmission, and if sent by mail, at the earlier of its receipt or 72 hours after the same has been sent, addressed, as set forth below, and postage prepaid.

       C. Edward McVaney           [HOME ADDRESS]

       Jack L. Thompson            [HOME ADDRESS]

       Robert C. Newman            [HOME ADDRESS]

       J.D. Edwards & Company      One Technology Way
                                   Denver, Colorado  80237

   5.9. Status Of Family Donees. Any Family Donee acquiring any Shares which are subject to this Agreement, by accepting such Shares, shall be deemed to be a party to this Agreement and agree to be subject to all the terms and conditions of this Agreement as if such Family Donee signed this Agreement as a Stockholder. Any Stockholder or other person transferring shares of Common Stock which are subject to this Agreement shall contemporaneously therewith give written notice to the Company of such transfer. Promptly (but in any event within five (5) days) after the Company receives notice of any such transfer, the Company shall give (i) to those persons who are then Stockholders or who hold shares of Common Stock subject to the terms of this Agreement, notice of the name and address of the Family Donee becoming an owner of shares of Common Stock subject to the terms of this Agreement and (ii) to Family Donees who become owners of shares subject to the terms of this Agreement, a copy of this Agreement and a list of the names and addresses of each person who is then a Stockholder or who holds shares of Common Stock subject to the terms of this Agreement.

   5.10.      Amendments; Waivers.

                     (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
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                     (b)           Neither this Agreement nor any term or
provision hereof may be amended or waived except by an instrument in writing signed, in the case of an amendment, by each of the Parties and, in the case of waiver, by the party against whom the enforcement of such waiver is sought.

   5.11. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

   5.12. Stock Ownership. Except for Thompson who has pledged 35,000 Shares to a third party, each Stockholder severally represents and warrants to each of the other Parties that the Shares owned by him as of the date hereof are owned by him free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements (other than this Agreement or the Previous Agreement), and voting trusts. Each Stockholder agrees promptly to notify each of the other parties to this Agreement of the occurrence and circumstances of any event which would make the above representation and warranty untrue as to him.

   5.13. Descriptive Headings; Plurals. The headings and captions contained herein are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof. As used herein, the plural form of any noun shall include the singular and the singular shall include the plural, unless the context requires otherwise. Each of the masculine, neuter and feminine forms of any pronoun shall include all such forms unless the context requires otherwise.

   5.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

   5.15. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
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       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                   /s/ C. EDWARD McVANEY
                                   ------------------------------------------
                                   C. Edward McVaney



                                   /s/ JACK L. THOMPSON
                                   ------------------------------------------
                                   Jack L. Thompson



                                   /s/ ROBERT C. NEWMAN
                                   ------------------------------------------
                                   Robert C. Newman



                                   J.D. EDWARDS & COMPANY



                                   /s/ C. EDWARD McVANEY
                                   ------------------------------------------
                                   C. Edward McVaney, President and Chief
                                   Executive Officer